Exhibit 99.1

Investor Contact:	Company Contact:
Dennis Walsh, Vice President	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces Second-Quarter Fiscal 2014 Financial Results

Strength Across All Segments Drives 21% Net Service Revenue Growth

Lowell, MA, February 5, 2014 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, announced today financial results for the fiscal three and six months ended December 27, 2013.

Financial Highlights

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
(In millions, except per share data)	2013	2012	2013	2012

Net service revenue (1)	$91.1	$75.3	$172.4	$150.5
Insurance recoverables and other income	$0.3	$0.9	$12.6	$2.7
Operating income	$5.2	$4.4	$9.4	$9.0
Federal and state income tax provision (2)	$(2.1)	$(0.2)	$(3.8)	$(0.4)
Net income applicable to TRC Companies, Inc.	$3.1	$4.1	$5.6	$8.4
Diluted earnings per common share (2)	$0.10	$0.14	$0.19	$0.28
Diluted weighted-average common shares outstanding	30.1	29.5	30.0	29.5

(1) The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.
(2) The three and six month periods ended December 28, 2012 were impacted by a deferred tax asset valuation allowance, which significantly reduced the effective tax rate.

Comments on the Results

“TRC delivered strong results in the second quarter, as we generated double-digit growth in all three segments,” said Chris Vincze Chairman and Chief Executive Officer. “NSR increased 21% and operating income was up 18% compared with the same quarter last year.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

“Our Environmental segment NSR grew 13% year-over-year primarily due to increased demand for remediation and pipeline permitting services, as well as acquisition growth. The increased volume of work in this segment, combined with strong project execution, yielded profit growth of 12%.

“In our Energy segment, NSR was up 35% and profit increased 29% year-over-year as a result of increased activity on transmission and distribution projects and acquisition growth. During the third quarter, we acquired EMCOR Energy Services, Inc. (EES), a subsidiary of EMCOR Group, Inc. As the newest addition to our Energy segment, EES further diversifies our service offering to the energy efficiency markets by expanding our core program management and consulting capabilities with additional engineering resource services for utility clients.

“Our Infrastructure segment NSR and profit grew 18% and 49% year-over-year, respectively, due to increased work on several large transportation design projects, primarily to upgrade and repair aging infrastructure.

Business Outlook

“TRC is well-positioned in attractive markets where we provide end-to-end solutions for some of today’s most in-demand projects. These include electric transmission and distribution activities, pipeline permitting, energy efficiency initiatives, power plant decommissioning, and infrastructure repairs and upgrades. Our NSR backlog rose 4% to $234 million year over year, and we intend to continue building backlog. We remain focused on executing a profitable growth strategy that balances acquisitions and organic investments,” concluded Vincze.

Conference Call Information

TRC will broadcast its financial results conference call today, February 5, 2014 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry,

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2013	December 28, 2012	December 27, 2013	December 28, 2012
Gross revenue	$122,592	$104,470	$229,166	$212,756
Less subcontractor costs and other direct reimbursable charges	31,461	29,216	56,783	62,286
Net service revenue	91,131	75,254	172,383	150,470
Interest income from contractual arrangements	(94)	83	(47)	128
Insurance recoverables and other income	305	913	12,605	2,657
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	76,389	64,564	154,787	128,250
General and administrative expenses	7,508	5,694	16,279	12,869
Depreciation and amortization	2,250	1,593	4,426	3,131
Total operating costs and expenses	86,147	71,851	175,492	144,250
Operating income	5,195	4,399	9,449	9,005
Interest expense	(38)	(80)	(130)	(192)
Income from operations before taxes	5,157	4,319	9,319	8,813
Federal and state income tax provision	(2,068)	(215)	(3,770)	(449)
Net income	3,089	4,104	5,549	8,364
Net loss applicable to noncontrolling interest	7	19	34	31
Net income applicable to TRC Companies, Inc.	$3,096	$4,123	$5,583	$8,395

Basic earnings per common share	$0.10	$0.14	$0.19	$0.29
Diluted earnings per common share	$0.10	$0.14	$0.19	$0.28

Weighted-average common shares outstanding:
Basic	29,652	28,874	29,477	28,668
Diluted	30,069	29,471	30,049	29,477

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	December 27, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$8,546	$18,136
Accounts receivable, less allowance for doubtful accounts	116,732	109,320
Insurance recoverable - environmental remediation	37,644	26,305
Restricted investments	4,845	5,582
Deferred income tax assets	12,213	12,518
Income taxes refundable	4,027	1,444
Prepaid expenses and other current assets	17,644	12,045
Total current assets	201,651	185,350
Property and equipment	59,431	57,005
Less accumulated depreciation and amortization	(45,897)	(43,171)
Property and equipment, net	13,534	13,834
Goodwill	31,432	28,797
Investments in and advances to unconsolidated affiliates and construction joint ventures	109	113
Long-term deferred income tax assets	5,558	6,601
Long-term restricted investments	24,199	27,580
Long-term prepaid insurance	29,961	31,497
Other assets	14,360	13,992
Total assets	$320,804	$307,764
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$4,717	$4,745
Current portion of capital lease obligations	588	568
Accounts payable	25,745	32,238
Accrued compensation and benefits	31,417	34,040
Deferred revenue	17,232	20,094
Environmental remediation liabilities	136	291
Other accrued liabilities	43,723	31,737
Total current liabilities	123,558	123,713
Non-current liabilities:
Long-term debt, net of current portion	162	568
Capital lease obligations, net of current portion	470	789
Income taxes payable and deferred income tax liabilities	767	310
Deferred revenue	72,989	68,514
Environmental remediation liabilities	6,418	6,973
Total liabilities	204,364	200,867
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 29,680,606 and 29,677,124 shares issued and outstanding, respectively, at December 27, 2013, and 29,053,301 and 29,049,819 shares issued and outstanding, respectively, at June 30, 2013	2,968	2,905
Additional paid-in capital	185,738	181,874
Accumulated deficit	(71,822)	(77,405)
Accumulated other comprehensive loss	(42)	(109)
Treasury stock, at cost	(33)	(33)
Total shareholders' equity applicable to TRC Companies, Inc.	116,809	107,232
Noncontrolling interest	(369)	(335)
Total equity	116,440	106,897
Total liabilities and equity	$320,804	$307,764

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995